UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                       September 19, 2014

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5300 Westview Drive, Suite 406, Frederick, MD	21703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Andrew L. Tussing. Vaccinogen, Inc. (the “Company”, “we” or “us”) entered into a written employment agreement with Andrew L. Tussing, effective September 19, 2014 (the “Tussing Employment Agreement”), under which he will serve as President and Chief Executive Officer of the Company. The Tussing Employment Agreement replaces Mr. Tussing’s Employment Agreement dated February 1, 2010 (as previously amended by that certain side letter dated December 21, 2010) under which he had served as President and Chief Operating Officer. Mr. Tussing also currently serves as our acting Chief Financial Officer.

The term of Mr. Tussing’s employment under the Tussing Employment Agreement is for an initial period of three (3) years, and may thereafter be extended for additional one (1) year periods (the “Tussing Term”). Pursuant to the Tussing Employment Agreement, Mr. Tussing is entitled to an annual base salary of Three Hundred Seventy Thousand Dollars ($370,000), which base salary may be increased (but not decreased) at the discretion of the Compensation Committee of the Board of Directors (the “Board”) (the “Compensation Committee”). The base salary (less all amounts required to be withheld under applicable law) will be paid in equal periodic installments in accordance with the Company’s practices, but at least monthly. In addition, Mr. Tussing may receive an annual bonus of up to one hundred percent (100%) of his annual base salary at the discretion of the Compensation Committee, or an annual bonus under a written bonus plan intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. The Tussing Employment Agreement provides that the Company will pay Mr. Tussing a one-time bonus of Two Hundred Fifty Thousand Dollars ($250,000) upon the effective date of the Tussing Employment Agreement in consideration of past services. Additionally, the Company shall provide Mr. Tussing with equity-based compensation (a one-time equity catch up grant to equalize Mr. Tussing with the percentage of ownership typical among other founder/CEOs in the industry, plus annual equity grants in the types and amounts that are industry standards, in each case determined by an independent compensation consultant mutually agreeable to the Compensation Committee and Mr. Tussing). In the event of a “change in control”, the Tussing Employment Agreement provides that Mr. Tussing will vest in any outstanding equity based awards granted under the Tussing Employment Agreement.

The Tussing Employment Agreement also provides for the following benefits: (i) the same employee benefits as are provided to the Company’s rank-and-file employees and such enhanced benefits as the Compensation Committee determines to be appropriate; (ii) Pinnacle Care membership (or similar medical concierge membership selected by the Company) for Mr. Tussing and his family at the top membership level as well as health club memberships; (iii) reimbursement for expenses incurred in a calendar year for tax, financial, and legal planning services up to Twenty Thousand Dollars ($20,000) (although for 2014, Mr. Tussing will be entitled to additional reimbursement for reasonable legal fees incurred in negotiating and drafting the Tussing Employment Agreement up to a maximum of Ten Thousand Dollars ($10,000)); and (iv) reimbursement for all reasonable business and travel expenses incurred in connection with his employment, including business or first class air travel.

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The Tussing Employment Agreement provides Mr. Tussing with the following payments upon termination whereby, if (i) Mr. Tussing resigns with “good reason,” or if we terminate Mr. Tussing’s employment without “cause”, Mr. Tussing shall receive continued payments for the greater of (A) the remainder of the Tussing Term or (B) one (1) year, with each payment equal to two hundred percent (200%) of his Base Salary Periodic Installment (as defined in the Tussing Employment Agreement), at the times set forth in the Tussing Employment Agreement, and the Company shall pay Mr. Tussing that portion, if any, of his base salary and any bonus amounts due that remain unpaid for the period prior to termination, or (ii) if Tussing employment is terminated due to death or disability, Mr. Tussing (or his estate) will be paid that portion of the base salary that remains unpaid for the period prior to the date of death or disability and a lump sum cash payment equal to two (2) times his base salary, and he shall vest in any outstanding equity awards granted under the Tussing Employment Agreement; (iii) if Mr. Tussing is terminated for “cause”, he shall be entitled to that portion, if any, of the base salary and any prior year bonus that remains unpaid for the period to the date of termination; or (iv) if Mr. Tussing terminates employment other than for “good reason”, he shall be entitled to that portion, if any, of the base salary and any bonus amounts due that remain unpaid for the period prior to the date of termination. The Tussing Employment Agreement also contains non-compete/non-solicitation provisions as well confidentiality provisions and provisions relating to the Company’s intellectual property rights.

Employment Agreement with Michael G. Hanna, Jr., Ph.D. On September 19, 2014, the Company entered into a written employment agreement with Michael G. Hanna, Jr., Ph.D. (the “Hanna Employment Agreement”), under which he will serve as Special Advisor to the Chief Executive Officer of the Company and a member of the Company’s Medical Advisory Committee. Dr. Hanna will also serve as a director of the Company until immediately prior to The Investment Syndicate funding Eighty Million Dollars ($80,000,000) as contemplated by its agreement with the Company. Upon such funding, Dr. Hanna has agreed to resign from the Board. Notwithstanding the foregoing, Dr. Hanna will serve as Chairman Emeritus of the Board throughout the Hanna Term (as defined below). The Hanna Employment Agreement replaces Dr. Hanna’s Employment Agreement dated February 1, 2010 (as previously amended by that certain side letter dated December 21, 2010) under which he had served as Chief Executive Officer.

The term of Dr. Hanna’s employment under the Hanna Employment Agreement is for an initial period of three (3) years, and may thereafter be extended for additional one (1) year periods (the “Hanna Term”). Pursuant to the Hanna Employment Agreement, Dr. Hanna is entitled to an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000), which base salary may be increased (but not decreased) at the discretion of the Board. The base salary (less all amounts required to be withheld under applicable law) will be paid in equal periodic installments in accordance with the Company’s practices, but at least monthly. In addition, Dr. Hanna may receive an annual bonus of up to seventy-five percent (75%) of his base salary at the discretion of the Board, or an annual bonus under a written bonus plan intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code.

The Hanna Employment Agreement provides for the following benefits: (i) paid leave, medical leave and other benefits as set forth in the Company’s employee handbook and as otherwise offered to other employees; (ii) Pinnacle Care membership (or similar medical concierge membership selected by the Company) for Dr. Hanna and his family at the top membership level; (iii) reimbursement for expenses incurred in a calendar year for tax, financial, and legal planning services up to Twenty Thousand Dollars ($20,000); and (iv) reimbursement for all reasonable business and travel expenses incurred in connection with his employment, including business or first class air travel.

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The Hanna Employment Agreement provides Dr. Hanna with the following payments upon termination whereby, if (i) Dr. Hanna resigns with “good reason,” or if we terminate Dr. Hanna’s employment without “cause”, Dr. Hanna shall receive continued payments for the greater of (A) the remainder of the Hanna Term or (B) one (1) year, with each payment equal to one hundred seventy five percent (175%) of his per-pay period base salary, at the times set forth in the Hanna Employment Agreement, (ii) if Dr. Hanna’s employment is terminated due to death or disability, Dr. Hanna (or his estate) will be paid that portion of the base salary that remains unpaid for the period prior to the date of death or disability and a lump sum cash payment equal to one (1) year of his base salary plus seventy five percent (75%) of his base salary; (iii) if Dr. Hanna is terminated for “cause”, he shall be entitled to that portion, if any, of the base salary and any prior year bonus that remains unpaid for the period to the date of termination; or (iv) if Dr. Hanna terminates employment other than for “good reason”, he shall be entitled to that portion, if any, of the base salary that remains unpaid for the period prior to the date of termination. The Hanna Employment Agreement also contains non-compete/non-solicitation provisions as well confidentiality provisions and provisions relating to the Company’s intellectual property rights.

The descriptions of the Hanna Employment Agreement and the Tussing Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, each of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Entry into a material compensatory plan, contract or arrangement

See Item 1.01 above related to the Tussing Employment Agreement and the Hanna Employment Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Number Description

10.1	Employment Agreement with Andrew L. Tussing
10.2	Employment Agreement with Michael G. Hanna, Jr., Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

(Registrant)

Date: September 19, 2014	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

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